COCA-COLA ENTERPRISES INC.                      Exhibit 99
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS          Page 1 of 3
          (Unaudited; in Millions Except Per Share Data)

                                                          First Quarter
                                                   --------------------------
                                                    1999(a)   1998     Change
                                                   -------   -------   ------
Net Operating Revenues                             $ 3,269   $ 2,958     11%
Cost of Sales                                        2,043     1,876      9%
                                                   -------   -------
Gross Profit                                         1,226     1,082     13%
Selling, Delivery, and Administrative Expenses       1,131       993     14%
                                                   -------   -------
Operating Income                                        95        89      7%
Interest Expense - Net                                 187       168     11%
Other Nonoperating Income - Net                         (1)       --
                                                   -------   -------
Loss Before Income Taxes                               (91)      (79)
Income Tax Benefit                                     (30)      (28)
                                                   -------   -------
Net Loss                                               (61)      (51)
Preferred Stock Dividends                               1         --
                                                   -------   -------
Net Loss Applicable to Common Share Owners         $   (62)  $   (51)
                                                   =======   =======
Basic and Diluted Average Common Shares
  Outstanding                                          422       387     9%
                                                   =======   =======
Basic and Diluted Net Loss Per Share
  Applicable to Common Shares Owners(b)            $ (0.15)  $ (0.13)
                                                   =======   =======
Cash Operating Profit Data:
  Operating Income                                 $    95   $    89     7%
  Depreciation                                         211       165    28%
  Amortization                                         111        90    23%
                                                   -------   -------
Cash Operating Profit                              $   417   $   344    21%
                                                   =======   =======

(a) First-quarter 1999 results reflect acquisitions completed early in 1999 as if the transactions were completed on January 1, 1999.

(b) Per share data calculated prior to rounding to millions.

                     COCA-COLA ENTERPRISES INC.                     Exhibit 99
               CONDENSED CONSOLIDATED BALANCE SHEETS               Page 2 of 3
                            (In Millions)


                                                      April 2,    December 31,
                                                        1999          1998
                                                     -----------  ------------
                                                     (Unaudited)
ASSETS
Current
  Cash and cash investments                            $    88      $    68
  Trade accounts receivable, net                         1,325        1,337
  Inventories                                              607          543
  Prepaid expenses and other current assets                372          337
                                                       -------      -------
      Total Current Assets                               2,392        2,285

Net Property, Plant, and Equipment                       5,067        4,891
Franchises and Other Noncurrent Assets, Net             14,706       13,956
                                                       -------      -------
                                                       $22,165      $21,132
                                                       =======      =======
LIABILITIES AND SHARE-OWNERS' EQUITY
Current
  Accounts payable and accrued expenses                $ 2,046      $ 2,257
  Current portion of long-term debt                      1,448        1,140
                                                       -------      -------
      Total Current Liabilities                          3,494        3,397

Long-Term Debt, Less Current Maturities                  9,743        9,605
Retirement and Insurance Programs and Other
   Long-Term Obligations                                   981          977
Long-Term Deferred Income Tax Liabilities                5,002        4,715
Share-Owners' Equity
  Preferred Stock                                           49           49
  Common stock                                             447          446
  Additional paid-in capital                             2,634        2,190
  Reinvested earnings                                      379          458
  Accumulated other comprehensive income (loss)            (29)          (2)
  Common stock in treasury, at cost                       (535)        (703)
                                                       -------      -------
                                                         2,945        2,438
                                                       -------      -------
                                                       $22,165      $21,132
                                                       =======      =======

                      COCA-COLA ENTERPRISES INC.                    Exhibit 99
                      Summary - Key Information                    Page 3 of 3
                             (Unaudited)



                                                Reported        Comparable
    First-Quarter 1999                           Change          Change(a)
--------------------------                      --------        -----------

Cash Operating Profit - Consolidated               21%              11%

Physical Case Bottle and Can Volume (b)
  Consolidated                                      5%               1%
  North America                                     8%               1%
  Europe                                          (2)%               2%

Fountain Gallon Volume (b)                         12%               2%

Net Revenues Per Case -- Bottle and Can         4 1/2%               3%

Cost of Sales Per Case -- Bottle and Can        2 1/2%           1 1/2%


(a) To determine the comparable results, 1998 and 1999 acquisitions are included for the same period in 1998 as reported in 1999.

(b) To determine comparable results for the change in volume, 1998 results have also been adjusted to include the same number of fiscal days as 1999.